Employment Contract of Mr Zhao Baotang
Retainer: Dong guan CHDITN printing co. ltd
Employee: Mr Zhao, baotang
Job duty:
Chief Sales Officer: making sales strategy, analyzing market and sales predition
Working periods: since july 1. 2009 to june 30 2011

Salary: RMB15000 per month.

Sign date: July 1 2009